Exhibit 10.1

Amendment to Securities Purchase Agreement

This Amendment to Securities Purchase Agreement (the “Amendment”) is entered into effective on June 3, 2024 (the “Effective Date”), by and among Phunware, Inc., a Delaware corporation (the “Company”), Sabby Volatility Warrant Master Fund, Ltd. (“Sabby”) and L1 Capital Global Opportunities Master Fund (together with Sabby, the “Majority Purchasers”). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, the Company and the Majority Purchasers each entered into that certain Securities Purchase Agreement dated January 18, 2024 (the “Purchase Agreement”);

WHEREAS, Section 4.11 of Purchase Agreement provides certain participation rights to the Majority Purchasers thereunder in connection with certain Subsequent Financings (as such term as defined in the Purchase Agreement);

WHEREAS, Section 4.11(i) of Purchase Agreement provides “Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance or issuances pursuant to that certain At Market Issuance Sales Agreement by and between the Company and H.C. Wainwright & Co., LLC dated, January 31, 2022, that certain common stock purchase agreement by and between the Company and Lincoln Park Capital Fund, LLC, dated August 22, 2023, or private placements or exchanges constituting exempt transactions solely to investors in the Company (including Streeterville Capital, LLC) prior to this Agreement.”;

WHEREAS, the Company desires to terminate the At Market Issuance Sales Agreement by and between the Company and H.C. Wainwright & Co., LLC dated, January 31, 2022 and replace it with a new Equity Distribution Agreement (the “Canaccord Distribution Agreement”) by and between the Company and Canaccord Genuity LLC, as representative of the several agents, Roth Capital Partners, LLC and The Benchmark Company, LLC (collectively, and together with Canaccord, the “Agents”), pursuant to which the Company may offer and sell, from time to time, shares of the Company’s common stock, par value $0.0001 per share, for aggregate gross proceeds of up to $120,000,000, through the Agents, as sales agents for the shares; and

WHEREAS, the Company and the Majority Purchasers, who collectively held a majority in interest of the Securities purchased under the Purchase Agreement, desire to amend the Purchase Agreement to exclude issuances under the Canaccord Distribution Agreement from the participation rights granted to under Section 4.11 of the Purchase Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment to Purchase Agreement. As of the Effective Date, Section 4.11(i) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(i) “Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance or issuances pursuant to that certain At Market Issuance Sales Agreement by and between the Company and H.C. Wainwright & Co., LLC dated January 31, 2022, that certain Equity Distribution Agreement (the “Canaccord Distribution Agreement”) by and between the Company and Canaccord Genuity LLC, as representative of the several agents, Roth Capital Partners, LLC and The Benchmark Company, LLC dated on or about June 4, 2024, that certain common stock purchase agreement by and between the Company and Lincoln Park Capital Fund, LLC, dated August 22, 2023, or private placements or exchanges constituting exempt transactions solely to investors in the Company (including Streeterville Capital, LLC) prior to this Agreement.”

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2. Securities Laws Disclosure; Publicity. The Company shall, by 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of this Amendment. From and after the issuance of such press release, the Company represents to the Majority Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Majority Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents, including, without limitation, the Placement Agent, in connection with the transactions contemplated hereby.

3. Scope. Except as specifically provided herein, all terms and conditions of the Purchase Agreement remain in full force and effect, without waiver or modification.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. This Amendment and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by facsimile, by electronic mail in “portable document format” (“.pdf”) form, or any other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

[Signature Pages Follow]

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COMPANY:

Phunware, Inc.,
a Delaware corporation

By:	/s/ Troy Reisner
Name:	Troy Reisner
Title:	CFO

MAJORITY purchaserS:

Sabby Volatility Warrant Master Fund, Ltd

By:	/s/ Robert grundstein
Name:	Robert grundstein
Title:	COO of Investment Manager

L1 Capital Global Opportunities Master Fund

By:	/s/ David Feldman
Name:	David Feldman
Title:	Portfolio Manager

[Signature Page to Amendment to Securities Purchase Agreement]